SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant     [X]
Filed  by  a  Party  other  than  the  Registrant     [  ]

Check  the  appropriate  box:

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[ ]  Preliminary Proxy Statement                                  [ ]  Confidential, for Use of the Commission Only
[ ]  Definitive Proxy Statement                                        (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12
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                              IRT PROPERTY COMPANY
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

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      (2)   Aggregate  number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed  maximum  aggregate  value  of  transaction:

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[ ]   Check  box  if any part of the  fee is  offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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                 IRT PROPERTY COMPANY ANNOUNCES ELECTION RESULTS

ATLANTA (February 12, 2003) - IRT Property Company (NYSE:IRT) has announced that, in connection with its proposed merger with Equity One Inc. (NYSE:EQY), the holders of approximately 15.5 million shares of IRT common stock have elected to receive $12.15 in cash for each share of IRT common stock and the holders of approximately 14.4 million shares of IRT common stock have elected to receive 0.9 shares of Equity One common stock. The holders of approximately
4.5 million shares of IRT common stock did not timely submit an election form. As permitted by the merger agreement, Equity One has informed the Company that it currently intends to issue shares of Equity One common stock to holders of IRT common stock that did not timely make an election, assuming the merger is consummated.

Based on these preliminary results, each holder who properly submitted an election form will receive the merger consideration that such holder has elected and, therefore, there will be no proration of the cash portion of the merger consideration.

This information is based on preliminary results received from the exchange agent and is therefore subject to change.

The closing of the merger is subject to certain closing conditions, including approval by the merger of IRT's shareholders. The special meeting of IRT shareholders is scheduled to be held at 10:00 a.m., on February 12, 2003.

A self-administered equity real estate investment trust, IRT specializes in Southeastern United States shopping centers. Anchor tenants include Publix, Kroger, Harris Teeter, Wal-Mart and other popular national and regional chain stores. The portfolio of 89 shopping center investments includes approximately
9.7 million square feet of retail space. For additional information, please visit the company's Web site at www.irtproperty.com.